UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2012

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9317	04-6558834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices)   (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2012, the Board of Trustees of CommonWealth REIT, or the Company, adopted amended and restated bylaws of the Company, effective that same day.  The amended and restated bylaws add a new provision providing shareholders with the ability to recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees by written notice to the Chair of the Nominating and Governance Committee and the Secretary of the Company, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that the shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  The amended and restated bylaws provide that in considering such a recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder making the recommendation and that the Nominating and Governance Committee will consider any such recommendation in its discretion.

The amended and restated bylaws also change the advance notice procedures to require that any one or more shareholders seeking to nominate an individual to the Company’s Board of Trustees at an applicable meeting of shareholders must, individually or in the aggregate, hold at least 3% of the Company’s shares of beneficial interest entitled to vote at the meeting on such election and must have held such shares continuously for at least three years at the date such shareholder or shareholders give the advance notice required by the amended and restated bylaws.  Under the Company’s bylaws as they existed immediately prior to the adoption of the amended and restated bylaws, a shareholder seeking to make such a nomination must have continuously held at least $2,000 in market value, or 1%, of the Company’s shares entitled to vote at the meeting for at least one year from the date the shareholder gave its advance notice.  The share ownership requirement for shareholders seeking to propose business at an annual meeting, other than the nomination of individuals to the Board of Trustees, was not changed.

The amended and restated bylaws change the time period for which information regarding certain transactions in the Company’s securities by shareholders making a nomination of an individual for election to the Board of Trustees or proposing other business, as well as by the proposed nominee and certain other persons, must be provided in the shareholder’s notice from 24 months to 36 months.  The amended and restated bylaws also add a provision requiring a shareholder making such a nomination to include with its notice a signed and notarized statement certifying the truth and completeness of all information contained in the notice, the notice’s compliance with the advance notice procedures and that such shareholder will continue to hold all shares of beneficial interest entitled to vote at the meeting through and including the time of the applicable meeting and requiring a signed and notarized certificate of each proposed nominee certifying that the information in such notice regarding the proposed nominee and certain associated persons are true and complete and comply with the advance notice procedures.  In addition, the amended and restated bylaws change the qualifications to be nominated or elected as a trustee to include the requirement that all trustees have been nominated in accordance with the Company’s bylaws.

The amended and restated bylaws change the procedures for selecting arbitrators in a multi party arbitration of disputes.  Under those procedures, all claimants, on the one hand, and all respondents, on the other hand, shall each select one arbitrator; if either all claimants or all respondents fail to timely select an arbitrator, then such arbitrator shall be appointed by the parties who appointed the first arbitrator.  Under the Company’s bylaws as they existed immediately prior to the adoption of the amended and restated bylaws, the American Arbitration Association would have appointed that second arbitrator under those circumstances.

The amended and restated bylaws also clarify that the vote required to elect trustees in an uncontested election is the affirmative vote representing a majority of the total number of votes cast, which is consistent with an amendment to the Company’s declaration of trust approved by shareholders at the 2010 annual meeting of shareholders.  The amended and restated bylaws also include certain other conforming changes.

The foregoing description of the Company’s amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached as Exhibit 3.1, and which amended and restated bylaws are incorporated herein by reference.  In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.2.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of CommonWealth REIT adopted January 10, 2012

3.2	Amended and Restated Bylaws of CommonWealth REIT adopted January 10, 2012 (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  January 11, 2012

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of CommonWealth REIT adopted January 10, 2012

3.2	Amended and Restated Bylaws of CommonWealth REIT adopted January 10, 2012 (marked copy)